SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 2003


                              99(CENT) ONLY STORES
               (Exact Name of Registrant as Specified in Charter)



           California                  1-11735                 95-2411605
  (State or Other Jurisdiction       (Commission             (IRS Employer
        of Incorporation)            File Number)          Identification No.)


  4000 East Union Pacific Avenue
  City of Commerce, California                                      90023
  (Address of Principal Executive Offices)                        (Zip Code)


  Registrant's telephone number, including area code:  (323) 980-8145


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ITEM 12.  Results of Operations and Financial Condition

     On October 21, 2003, 99 Cents Only Stores (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2003 and certain guidance for future periods. A copy of the October 21, 2003 press release was furnished as Exhibit 99.1 to a report on Form 8-K filed by the Company on October 21, 2003 (the "Form 8-K"). This report on Form 8-K/A amends the report on Form 8-K to correct certain data described below.

     Under the heading "Guidance for 2004" in its October 21, 2003 press release, the Company incorrectly stated that total sales for the full year 2004, including wholesale sales, are projected in the range of $980 million to $1,035 million. The Company should have stated that total sales for the full year 2004, including wholesale sales, are projected in the range of $1,025 million to $1,080 million.

     The information contained in this report on Form 8-K/A shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

     This report on Form 8-K/A contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs and other factors, including those discussed in the Company's most recent quarterly and annual filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            99(cent)ONLY STORES

Date:  October 22, 2003                     By:  /S/ ANDREW FARINA


                                            ---------------------------------
                                            Andrew Farina
                                            Chief Financial Officer


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